Exhibit 99.1

Kemper Corporation One East Wacker Drive Chicago, IL 60601 kemper.com

Press Release
May 4, 2017
Kemper Corporation Reports First Quarter 2017 Results

◦	Increased earned premiums by $17 million in the quarter

◦	Improved Nonstandard personal automobile’s underlying combined ratio 7.5 percentage points

◦	Generated investment portfolio pre-tax equivalent annualized book yield of 5.4 percent in the quarter
CHICAGO - (Business Wire) - Kemper Corporation (NYSE: KMPR) reported today a net loss of $0.3 million, or $0.01 per diluted share, for the first quarter of 2017, compared to a net loss of $2.1 million, or $0.04 per share, for the first quarter of 2016. Consolidated net operating loss1 was $3.9 million, or $0.08 per diluted share, for the first quarter of 2017, compared to a net operating loss1 of $0.6 million, or $0.01 per share, for the first quarter of 2016. Net operating results decreased primarily from $17.3 million after-tax higher catastrophe losses and $5.5 million after-tax higher adverse prior year reserve development, primarily offset by $9.6 million after-tax higher net investment income and improved underlying performance in the Property & Casualty division.

	Three Months Ended
(Dollars in Millions, Except Per Share Amounts) (Unaudited)	Mar 31, 2017	Mar 31, 2016
Consolidated Net Operating Loss[1]	$(3.9)	$(0.6)
Loss from Continuing Operations	(0.4)	(2.2)
Net Loss	(0.3)	(2.1)

Impact of Catastrophe Losses and Related Loss Adjustment Expense (LAE) on Net Loss	$(42.7)	$(25.4)

Diluted Net Loss Per Share From:
Consolidated Net Operating Loss[1]	$(0.08)	$(0.01)
Continuing Operations	(0.01)	(0.04)
Net Loss	(0.01)	(0.04)

Impact of Catastrophe Losses and Related LAE on Net Loss Per Share	$(0.83)	$(0.49)
“Results in the quarter were mixed as elevated catastrophe losses and adverse prior year reserve development overshadowed significant improvements in our nonstandard auto line and improved investment income results,” commented Joseph P. Lacher, Jr., Kemper’s President and Chief Executive Officer. “Our preferred auto line continues to be challenged. It will take several quarters before the claims, rate and underwriting actions we are taking in this line enable us to improve our underlying results.
“Our Life & Health division once again recorded strong results and remains a stable source of earnings and capital. We’re encouraged by the modest growth in earned premiums as we look to profitably grow this division.
“Investment income exceeded our expectations, driven by the strong performance of our alternative investments,” concluded Lacher.

1 Consolidated net operating loss is an after-tax, non-GAAP financial measure. See “Use of Non-GAAP Financial Measures” for additional information.

Capital
During the first quarter of 2017, Kemper paid dividends of $12.3 million.
Kemper ended the quarter with a book value per share of $38.67, up slightly from $38.52 at the end of 2016, as the impact of lower yields on our fixed maturity portfolio more than offset dividends paid. Book value per share excluding net unrealized gains on fixed maturities was $34.81, down slightly from $35.00 at the end of 2016, primarily from the catastrophe losses.
Revenues
Total revenues for the first quarter of 2017 increased $40.1 million, or 7 percent, to $651.4 million, driven by $19.2 million higher nonstandard personal auto earned premiums and $14.6 million higher net investment income. Net realized investment gains were $5.5 million in the first quarter of 2017, compared to net realized investment losses of $2.5 million last year.
Net investment income increased $14.6 million to $81.6 million in the first quarter of 2017, primarily from higher returns on the alternative investments portfolio. Net investment income from the alternative investments portfolio was $15.3 million in the first quarter of 2017, compared to $0.4 million in 2016. Alternative net investment income increased $10.7 million for the Property & Casualty segment and $5.1 million for the Corporate & Other segment, but decreased $0.9 million for the Life & Health segment. Excluding the alternative investments portfolio, net investment income decreased slightly as lower rate offset the larger investment base.
The investment portfolio in total generated a pre-tax equivalent annualized book yield of 5.4 percent for the first quarter of 2017, compared to 4.6 percent in 2016.
Segment Results
Unless otherwise noted, (i) the segment results discussed below are presented on an after-tax basis, (ii) prior-year development includes both catastrophe and non-catastrophe losses and LAE, (iii) catastrophe losses and LAE exclude the impact of prior-year development, (iv) underlying loss ratio includes loss and LAE, and (v) all comparisons are made to the prior year quarter unless otherwise stated.

	Three Months Ended
(Dollars in Millions) (Unaudited)	Mar 31, 2017	Mar 31, 2016
Segment Net Operating Income (Loss):
Property & Casualty Insurance	$(22.1)	$(13.1)
Life & Health Insurance	21.5	20.3
Total Segment Net Operating Income (Loss)	(0.6)	7.2
Corporate and Other Net Operating Loss	(3.3)	(7.8)
Consolidated Net Operating Loss	(3.9)	(0.6)
Net Income (Loss) From:
Net Realized Gains on Sales of Investments	6.8	4.4
Net Impairment Losses Recognized in Earnings	(3.3)	(6.0)
Loss from Continuing Operations	$(0.4)	$(2.2)

The Property & Casualty Insurance segment reported a net operating loss of $22.1 million in the first quarter of 2017, compared to a loss of $13.1 million in 2016. Higher catastrophe losses and higher adverse prior year development more than offset $8.1 million higher net investment income and improvements in the underlying results. Catastrophe losses were $41.5 million and adverse prior year development was $6.9 million in the first quarter of 2017, compared to $24.4 million of catastrophe losses and $1.3 million of adverse prior year development last year.
The Property & Casualty Insurance segment’s underlying combined ratio improved 2.0 percentage points to 96.8 percent in the first quarter of 2017. The underlying loss ratio improved 1.3 percentage points, primarily from improvement in the nonstandard personal auto line, partially offset by preferred auto’s performance. The nonstandard personal auto underlying loss ratio improved 6.3 points to 81.5 percent in the quarter, driven by higher average earned premiums and lower frequency, partially offset by higher severity. The underlying loss ratio for preferred auto increased 4.6 percentage points to 73.7 percent driven by higher severity of bodily injury coverages, partially offset by lower frequency.
The Life & Health Insurance segment reported net operating income of $21.5 million for the first quarter of 2017, compared to $20.3 million in 2016, primarily from lower expenses, partially offset by lower net investment income.
Corporate and Other net operating loss improved $4.5 million, compared to the first quarter of 2016, driven by higher net investment income and lower postretirement benefits.

Unaudited condensed consolidated statements of operations for the three months ended March 31, 2017 and 2016 are presented below.

	Three Months Ended
(Dollars in Millions, Except Per Share Amounts)	Mar 31, 2017	Mar 31, 2016
Revenues:
Earned Premiums	$563.4	$546.0
Net Investment Income	81.6	67.0
Other Income	0.9	0.8
Net Realized Gains on Sales of Investments	10.5	6.8
Other-than-temporary Impairment Losses:
Total Other-than-temporary Impairment Losses	(5.2)	(9.6)
Portion of Losses Recognized in Other Comprehensive Income	0.2	0.3
Net Impairment Losses Recognized in Earnings	(5.0)	(9.3)
Total Revenues	651.4	611.3
Expenses:
Policyholders’ Benefits and Incurred Losses and Loss Adjustment Expenses	477.4	436.2
Insurance Expenses	158.0	159.3
Interest and Other Expenses	19.5	22.3
Total Expenses	654.9	617.8
Loss from Continuing Operations before Income Taxes	(3.5)	(6.5)
Income Tax Benefit	3.1	4.3
Loss from Continuing Operations	(0.4)	(2.2)
Income from Discontinued Operations	0.1	0.1
Net Loss	$(0.3)	$(2.1)

Loss from Continuing Operations Per Unrestricted Share:
Basic	$(0.01)	$(0.04)
Diluted	$(0.01)	$(0.04)

Loss Per Unrestricted Share:
Basic	$(0.01)	$(0.04)
Diluted	$(0.01)	$(0.04)

Weighted-average Outstanding (Shares in Thousands):
Unrestricted Shares - Basic	51,273.1	51,191.5
Unrestricted Shares and Equivalent Shares - Diluted	51,273.1	51,191.5

Dividends Paid to Shareholders Per Share	$0.24	$0.24

Unaudited business segment revenues for the three months ended March 31, 2017 and 2016 are presented below.

	Three Months Ended
(Dollars in Millions)	Mar 31, 2017	Mar 31, 2016
REVENUES:
Property & Casualty Insurance:
Earned Premiums:
Personal Automobile	$320.7	$303.3
Homeowners	66.3	68.1
Other Personal	10.7	11.3
Total Personal	397.7	382.7
Commercial Automobile	12.7	13.5
Total Earned Premiums	410.4	396.2
Net Investment Income	24.1	11.9
Other Income	0.2	0.2
Total Property & Casualty Insurance	434.7	408.3
Life & Health Insurance:
Earned Premiums:
Life	95.7	94.4
Accident and Health	39.1	36.9
Property	18.2	18.5
Total Earned Premiums	153.0	149.8
Net Investment Income	53.0	55.0
Other Income	0.6	0.6
Total Life & Health Insurance	206.6	205.4
Total Segment Revenues	641.3	613.7
Net Realized Gains on Sales of Investments	10.5	6.8
Net Impairment Losses Recognized in Earnings	(5.0)	(9.3)
Other	4.6	0.1
Total Revenues	$651.4	$611.3

KEMPER CORPORATION AND SUBSIDIARIES CONDENSED CONSOLIDATED BALANCE SHEETS (Dollars in Millions)

	Mar 31, 2017	Dec 31, 2016
Assets:	(Unaudited)
Investments:
Fixed Maturities at Fair Value	$5,240.3	$5,124.9
Equity Securities at Fair Value	497.4	481.7
Equity Method Limited Liability Investments at Cost Plus Cumulative Undistributed Earnings	157.4	175.9
Fair Value Option Investments	90.5	111.4
Short-term Investments at Cost which Approximates Fair Value	244.6	273.7
Other Investments	437.7	439.9
Total Investments	6,667.9	6,607.5
Cash	120.0	115.7
Receivables from Policyholders	347.9	336.5
Other Receivables	206.1	198.6
Deferred Policy Acquisition Costs	339.9	332.0
Goodwill	323.0	323.0
Current Income Tax Assets	10.1	15.5
Deferred Income Tax Assets	26.4	25.8
Other Assets	265.5	255.9
Total Assets	$8,306.8	$8,210.5
Liabilities and Shareholders’ Equity:
Insurance Reserves:
Life and Health	$3,489.0	$3,475.3
Property and Casualty	984.4	931.4
Total Insurance Reserves	4,473.4	4,406.7
Unearned Premiums	640.1	618.7
Liabilities for Unrecognized Tax Benefits	6.9	5.1
Long-term Debt, Current and Non-current, at Amortized Cost	751.8	751.6
Accrued Expenses and Other Liabilities	451.0	453.2
Total Liabilities	6,323.2	6,235.3
Shareholders’ Equity:
Common Stock	5.1	5.1
Paid-in Capital	663.7	660.3
Retained Earnings	1,160.7	1,172.8
Accumulated Other Comprehensive Income	154.1	137.0
Total Shareholders’ Equity	1,983.6	1,975.2
Total Liabilities and Shareholders’ Equity	$8,306.8	$8,210.5

Unaudited selected financial information for the Property & Casualty Insurance segment follows.

	Three Months Ended
(Dollars in Millions)	Mar 31, 2017	Mar 31, 2016

Results of Operations
Net Premiums Written	$428.9	$403.4

Earned Premiums	$410.4	$396.2
Net Investment Income	24.1	11.9
Other Income	0.2	0.2
Total Revenues	434.7	408.3
Incurred Losses and LAE related to:
Current Year:
Non-catastrophe Losses and LAE	302.6	297.4
Catastrophe Losses and LAE	63.9	37.5
Prior Years:
Non-catastrophe Losses and LAE	11.8	4.7
Catastrophe Losses and LAE	(1.2)	(2.7)
Total Incurred Losses and LAE	377.1	336.9
Insurance Expenses	94.8	94.2
Operating Loss	(37.2)	(22.8)
Income Tax Benefit	15.1	9.7
Segment Net Operating Loss	$(22.1)	$(13.1)

Ratios Based On Earned Premiums
Current Year Non-catastrophe Losses and LAE Ratio	73.7%	75.0%
Current Year Catastrophe Losses and LAE Ratio	15.6	9.5
Prior Years Non-catastrophe Losses and LAE Ratio	2.9	1.2
Prior Years Catastrophe Losses and LAE Ratio	(0.3)	(0.7)
Total Incurred Loss and LAE Ratio	91.9	85.0
Insurance Expense Ratio	23.1	23.8
Combined Ratio	115.0%	108.8%

Underlying Combined Ratio
Current Year Non-catastrophe Losses and LAE Ratio	73.7%	75.0%
Insurance Expense Ratio	23.1	23.8
Underlying Combined Ratio	96.8%	98.8%

Non-GAAP Measure Reconciliation
Underlying Combined Ratio	96.8%	98.8%
Current Year Catastrophe Losses and LAE Ratio	15.6	9.5
Prior Years Non-catastrophe Losses and LAE Ratio	2.9	1.2
Prior Years Catastrophe Losses and LAE Ratio	(0.3)	(0.7)
Combined Ratio as Reported	115.0%	108.8%

Unaudited selected financial information for the Life & Health Insurance segment follows.

	Three Months Ended
(Dollars in Millions)	Mar 31, 2017	Mar 31, 2016

Results of Operations

Earned Premiums	$153.0	$149.8
Net Investment Income	53.0	55.0
Other Income	0.6	0.6
Total Revenues	206.6	205.4
Policyholders’ Benefits and Incurred Losses and LAE	100.3	99.3
Insurance Expenses	73.7	75.1
Operating Profit	32.6	31.0
Income Tax Expense	(11.1)	(10.7)
Segment Net Operating Income	$21.5	$20.3
Use of Non-GAAP Financial Measures
Consolidated Net Operating Loss
Consolidated Net Operating Loss is an after-tax, non-GAAP financial measure computed by excluding from loss from continuing operations the after-tax impact of 1) net realized gains on sales of investments, 2) net impairment losses recognized in earnings related to investments, 3) loss from early extinguishment of debt and 4) significant non-recurring or infrequent items that may not be indicative of ongoing operations. Significant non-recurring items are excluded when (a) the nature of the charge or gain is such that it is reasonably unlikely to recur within two years and (b) there has been no similar charge or gain within the prior two years. The most directly comparable GAAP financial measure is income from continuing operations.
Kemper believes that Consolidated Net Operating Loss provides investors with a valuable measure of its ongoing performance because it reveals underlying operational performance trends that otherwise might be less apparent if the items were not excluded. Net realized gains on sales of investments and net impairment losses recognized in earnings related to investments included in Kemper’s results may vary significantly between periods and are generally driven by business decisions and external economic developments such as capital market conditions that impact the values of the company’s investments, the timing of which is unrelated to the insurance underwriting process. Loss from Early Extinguishment of Debt is driven by the company’s financing and refinancing decisions and capital needs, as well as external economic developments such as debt market conditions, the timing of which is unrelated to the insurance underwriting process. Significant non-recurring items are excluded because, by their nature, they are not indicative of Kemper’s business or economic trends.

A reconciliation of Consolidated Net Operating Loss to Loss from Continuing Operations for the three months ended March 31, 2017 and 2016 is presented below.

	Three Months Ended
(Dollars in Millions) (Unaudited)	Mar 31, 2017	Mar 31, 2016
Consolidated Net Operating Loss	$(3.9)	$(0.6)
Net Income (Loss) From:
Net Realized Gains on Sales of Investments	6.8	4.4
Net Impairment Losses Recognized in Earnings	(3.3)	(6.0)
Loss from Continuing Operations	$(0.4)	$(2.2)
Diluted Consolidated Net Operating Loss Per Unrestricted Share
Diluted Consolidated Net Operating Loss Per Unrestricted Share is a non-GAAP financial measure computed by dividing Consolidated Net Operating Loss attributed to unrestricted shares by the weighted-average unrestricted shares and equivalent shares outstanding. The most directly comparable GAAP financial measure is Diluted Loss from Continuing Operations Per Unrestricted Share.
A reconciliation of Diluted Consolidated Net Operating Loss Per Unrestricted Share to Diluted Loss from Continuing Operations Per Unrestricted Share for the three months ended March 31, 2017 and 2016 is presented below.

	Three Months Ended
(Unaudited)	Mar 31, 2017	Mar 31, 2016
Diluted Consolidated Net Operating Loss Per Unrestricted Share	$(0.08)	$(0.01)
Net Income (Loss) Per Unrestricted Share From:
Net Realized Gains on Sales of Investments	0.13	0.09
Net Impairment Losses Recognized in Earnings	(0.06)	(0.12)
Diluted Loss from Continuing Operations Per Unrestricted Share	$(0.01)	$(0.04)
Book Value Per Share Excluding Net Unrealized Gains on Fixed Maturities
Book Value Per Share Excluding Net Unrealized Gains on Fixed Maturities is a ratio that uses a non-GAAP financial measure. It is calculated by dividing shareholders’ equity after excluding the after-tax impact of net unrealized gains on fixed income securities by total Common Shares Issued and Outstanding. Book Value Per Share is the most directly comparable GAAP financial measure. Kemper uses the trend in book value per share, excluding the after-tax impact of net unrealized gains on fixed income securities, in conjunction with book value per share to identify and analyze the change in net worth attributable to management efforts between periods. Kemper believes the non-GAAP financial measure is useful to investors because it eliminates the effect of items that can fluctuate significantly from period to period and are generally driven by economic developments, primarily capital market conditions, the magnitude and timing of which are generally not influenced by management. Kemper believes it enhances understanding and comparability of performance by highlighting underlying business activity and profitability drivers.
A reconciliation of the numerator used in the computation of Book Value Per Share Excluding Net Unrealized Gains on Fixed Maturities and Book Value Per Share at March 31, 2017 and December 31, 2016 is presented below.

(Dollars in Millions) (Unaudited)	Mar 31, 2017	Dec 31, 2016
Shareholders’ Equity Excluding Net Unrealized Gains on Fixed Maturities	$1,785.4	$1,794.6
Net Unrealized Gains on Fixed Maturities	198.2	180.6
Shareholders’ Equity	$1,983.6	$1,975.2

Underlying Combined Ratio
Underlying Combined Ratio is a non-GAAP financial measure that is computed by adding the current year non-catastrophe losses and LAE ratio with the insurance expense ratio. The most directly comparable GAAP financial measure is the combined ratio, which is computed by adding total incurred losses and LAE, including the impact of catastrophe losses and loss and LAE reserve development from prior years, with the insurance expense ratio. Kemper believes the underlying combined ratio is useful to investors and is used by management to reveal the trends in Kemper’s property and casualty insurance businesses that may be obscured by catastrophe losses and prior-year reserve development. These catastrophe losses may cause loss trends to vary significantly between periods as a result of their incidence of occurrence and magnitude, and can have a significant impact on incurred losses and LAE and the combined ratio. Prior-year reserve development is caused by unexpected loss development on historical reserves. Because reserve development relates to the re-estimation of losses from earlier periods, it has no bearing on the performance of the company’s insurance products in the current period. Kemper believes it is useful for investors to evaluate these components separately and in the aggregate when reviewing its underwriting performance. The underlying combined ratio should not be considered a substitute for the combined ratio and does not reflect the overall underwriting profitability of our business.
Conference Call
Kemper will discuss its first quarter 2017 results in a conference call on Friday, May 5, at 11 a.m. Eastern Time. Kemper’s conference call will be accessible via the internet and by telephone. The phone number for Kemper’s conference call is 844.826.3041. To listen via webcast, register online at the investor section of kemper.com at least 15 minutes prior to the webcast to download and install any necessary software.
A replay of the call will be available online at the investor section of kemper.com.
More detailed financial information can be found in Kemper’s Investor Financial Supplement and Earnings Call Presentation for the first quarter of 2017, which is available at the investor section of kemper.com.
About Kemper
The Kemper family of companies is one of the nation’s leading insurers. With $8 billion in assets, Kemper is improving the world of insurance by offering personalized solutions for individuals, families and businesses. Kemper's businesses collectively:

•	Offer insurance for home, auto, life, health and valuables

•	Service six million policies

•	Are represented by more than 20,000 independent agents and brokers

•	Employ 5,750 associates dedicated to providing exceptional service

•	Are licensed to sell insurance in 50 states and the District of Columbia
Learn more about Kemper.

Caution Regarding Forward-Looking Statements
This press release may contain or incorporate by reference information that includes or is based on forward-looking statements within the meaning of the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give expectations or forecasts of future events, and can be identified by the fact that they relate to future actions, performance or results rather than strictly to historical or current facts.

Any or all forward-looking statements may turn out to be wrong, and, accordingly, readers are cautioned not to place undue reliance on such statements, which speak only as of the date of this press release. Forward-looking statements involve a number of risks and uncertainties that are difficult to predict, and are not guarantees of future performance. Among the general factors that could cause actual results and financial condition to differ materially from estimated results and financial condition are those listed in periodic reports filed by Kemper with the Securities and Exchange Commission (the “SEC”). No assurances can be given that the results and financial condition contemplated in any forward-looking statements will be achieved or will be achieved in any particular timetable. Kemper assumes no obligation to publicly correct or update any forward-looking statements as a result of events or developments subsequent to the date of this press release. The reader is advised, however, to consult any further disclosures Kemper makes on related subjects in its filings with the SEC.
Source: Kemper Corporation

Contact
Investors: Diana Hickert-Hill	312.661.4930 or investors@kemper.com